Exhibit 1.1

[NAME OF ISSUER]

PURCHASE AGREEMENT STANDARD PROVISIONS

(2006 Edition)

From time to time, [Name of Issuer], a [Jurisdiction of Incorporation] corporation (the “Company”), may enter into one or more purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein (each a “Purchaser”). The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (each a “Purchase Agreement”). The Purchase Agreement relating to any particular sale of Offered Securities, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in such Purchase Agreement are used herein as therein defined.

I.

The Company proposes to issue debt securities (the “Securities”) from time to time pursuant to the provisions of the Indenture dated as of among the Company, BP p.l.c. (the “Guarantor”) and JPMorgan Chase Bank, N.A., as Trustee. Pursuant to the Indenture, the Guarantor will guarantee payment of the principal of (and premium, if any) and interest on the Securities. The Securities may have varying designations, maturities, rates and times of payment of interest, selling prices and redemption and other terms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement including a prospectus relating to the Securities and has filed with the Commission, or transmitted to the Commission for filing (or will promptly after the sale so file) a prospectus supplement specifically relating to the Offered Securities pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The term Registration Statement means the registration statement as amended to the date of the Purchase Agreement (including information deemed to be a part thereof by reason of Rule 430B under the Securities Act). The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the final prospectus supplement specifically relating to the Offered Securities, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b). The term preliminary prospectus means any preliminary prospectus (including any preliminary prospectus supplement) specifically relating to the Offered Securities filed prior to the Applicable Time. The term Pricing Prospectus means the Basic Prospectus as amended and supplemented immediately prior to the Applicable Time specified in the Purchase Agreement. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus”, “preliminary prospectus” and “Pricing Prospectus” shall include in each case the material, if any, incorporated by reference therein.

Each Purchaser undertakes that (i) in connection with the distribution of the Offered Securities which have a maturity of one year or more and which are to be admitted to the Official List of the U.K. Listing Authority, it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to admission of such securities to listing in accordance with Part VI of the Financial Services and Markets Act 2000 (the “FSMA”), except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1993 or the FSMA; (ii) in connection with the distribution of Offered Securities which have a maturity of one year or more and which are not to be admitted to the Official List of the U.K. Listing Authority, it has not offered or sold and, prior to the date six months after the date of issuance of the Offered Securities, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Offered Securities Regulations 1995; (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iv) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Securities, in circumstances in which section 21(1) of the FSMA does not apply to the [Issuer or the] Guarantor.

Each Purchaser agrees that the Offered Securities have not and will not be qualified for sale under the securities laws of Canada or any province or territory thereof and that no Purchaser has offered or sold or will offer, sell or deliver any Offered Securities, directly or indirectly in Canada or to, or for the benefit of, any resident thereof except pursuant to available exemptions from applicable Canadian, provincial or territorial securities laws

II.

If a Purchaser advises the Company and the Guarantor in the Purchase Agreement that it intends to resell the Offered Securities, the Company and the Guarantor will provide assistance as hereinafter provided. The terms of any such resale will be set forth in the Prospectus. The provisions of Articles V, VI, and VII of this Agreement will apply only to a Purchaser giving advice in accordance herewith (the “Reselling Purchaser”).

III.

Payment for the Offered Securities shall be made by wire transfer or by certified or official bank check or checks payable to the order of the Company in immediately available Federal funds or in New York Clearing House funds as agreed to by the parties and at the time and place set forth in the Purchase Agreement, upon delivery to the Purchaser of the Offered Securities registered in such names and in such denominations as the Purchaser shall request in writing not less than one full business day prior to the date of delivery. The time and date of such payment and delivery with respect to the Offered Securities are herein referred to as the Closing Date.

IV.

The obligations of the Purchaser hereunder are subject to the following conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of the final term sheet contemplated by Article V(b) shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Guarantor and its subsidiaries taken as a whole from that set forth in the Registration Statement and the Prospectus; and the Purchaser shall have received, on the Closing Date, certificates dated the Closing Date and signed by officers of the Company and the Guarantor or other duly authorized persons, to the foregoing effect. The officers or other persons making such certificates may each rely upon the best of their knowledge as to proceedings pending or threatened.

(b) The final term sheet contemplated by Article V(b) hereof, and any other material required to be filed by the Company or the Guarantor pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.

(c) The Purchaser shall have received on the Closing Date opinions of Sullivan & Cromwell LLP as to certain matters of New York law, and of the General Counsel or an Associate General Counsel of the Company or other counsel reasonably satisfactory to the Purchaser, dated the Closing Date, to the effect set forth in Exhibit A hereto.

(d) The Purchaser shall have received on the Closing Date an opinion of the Group General Counsel of the Guarantor or other United Kingdom counsel reasonably satisfactory to the Purchaser, dated the Closing Date, to the effect set forth in Exhibit B hereto.

(e) The Purchaser shall have received on the Closing Date an opinion of counsel for the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

(f) The Purchaser shall have received on the Closing Date a letter from the independent auditors for the Guarantor, dated the Closing Date, to the effect set forth in Exhibit C hereto.

(g) No downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(h) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further available information and certificates as the Purchaser may reasonably request.

V.

In further consideration of the agreements contained herein of any Reselling Purchaser, the Company and the Guarantor covenant to such Reselling Purchaser as follows:

(a) To furnish the Reselling Purchaser, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (d) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Reselling Purchaser may reasonably request. The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents or reports filed or made by the Guarantor with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act “) which are deemed to be incorporated by reference in the Prospectus.

(b)(i) If requested by a Reselling Purchaser prior to the Applicable Time, to prepare a final term sheet, containing solely a description of the Offered Securities, and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule, (ii) to file promptly all other material required to be filed by the Company or the Guarantor with the Commission pursuant to Rule 433(d) under the Securities Act and (iii) if required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act.

(c) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Reselling Purchaser a copy of each such proposed amendment or supplement; and, before filing the final term sheet contemplated by paragraph (b) above, to furnish the Reselling Purchaser a copy thereof.

(d) If, during such period after the first date of reselling of the Offered Securities as in the opinion of counsel for the Reselling Purchaser the Prospectus is required by law to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a subsequent purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Reselling Purchaser, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a subsequent purchaser, be misleading or so that the Prospectus will comply with law.

(e) To qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States of America as the Reselling Purchaser shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions in the United States of America as the Reselling Purchaser may designate.

(f) To make generally available to the Company’s and the Guarantor’s security holders, as soon as reasonably practicable, a consolidated earning statement of the Guarantor and its subsidiaries covering a twelve month period beginning after the date of this Agreement and ending at the end of a fiscal quarter which shall satisfy the provisions of Section 11(a) of the Securities Act (including Rule 158 thereunder).

(g) During the period beginning on the date of this Agreement and terminating after the number of days, if any, indicated under “Restriction on Additional Sales” in the Purchase Agreement, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities, without the prior written consent of the Reselling Purchaser.

VI.

The Company and the Guarantor jointly and severally represent and warrant to each Reselling Purchaser that (i) each document or report, if any, filed or made or to be filed or made pursuant to the Exchange Act and incorporated by reference in the Prospectus and the Pricing Prospectus complied when filed or made or will comply when so filed or made in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents and reports incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder, (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Article V(b) (together, the “Pricing Disclosure Package”) as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus, the Prospectus or the Pricing Disclosure Package based upon and in conformity with information furnished to the Company or the Guarantor in writing by any Reselling Purchaser expressly for use therein.

The Company and the Guarantor jointly and severally represent and warrant to each Reselling Purchaser that at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities, each of the Company and the Guarantor was not, and is not, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

Each of the Company and the Guarantor jointly and severally represents and warrants to each Reselling Purchaser that other than the final term sheet prepared and filed pursuant to Article V(b), without the prior written consent of the Reselling Purchaser it has not made and will not make any offer relating to the Offered Securities that (i) would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”) or (ii) would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

Each of the Company and the Guarantor jointly and severally represents and warrants to each Reselling Purchaser that neither any Issuer Free Writing Prospectus nor the final term sheet contemplated by Article V(b) hereof includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, and agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event shall occur as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company and the Guarantor will give prompt notice thereof to such Reselling Purchaser and, if requested by such Reselling Purchaser, will prepare and furnish without charge to the Reselling Purchasers an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that the foregoing representation and warranty shall not apply to statements in or omissions from such Issuer Free Writing Prospectus based upon and in conformity with information furnished to the Company or the Guarantor in writing by any Reselling Purchaser expressly for use therein.

Each Reselling Purchaser represents and agrees that, other than one or more terms sheets relating to the Offered Securities containing customary information and conveyed to purchasers of Offered Securities, without the prior written consent of the Company and the Guarantor it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

Each of the Company and the Guarantor jointly and severally represents and agrees that it has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Reselling Purchaser and each person, if any, who controls such Reselling Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Pricing Prospectus, the term sheet prepared and filed pursuant to Article V(b), the Prospectus (if used within the period set forth in paragraph (d) of Article V hereof and as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company or the

Guarantor by any Reselling Purchaser expressly for use therein, provided, however, that the foregoing indemnity with respect to preliminary prospectuses shall not inure to the benefit of any Reselling Purchaser (or to the benefit of any person controlling such Reselling Purchaser) from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities to the extent that such purchase was made in a transaction covered by the Registration Statement and any such loss, claim, damage or liability of such Reselling Purchaser results from the fact that there was not conveyed to such person, at or prior to the time of the sale of such Offered Securities to such person, a copy of an amended or supplemented Pricing Prospectus (any material incorporated by reference therein being deemed conveyed for this purpose upon filing with the Commission) or an Issuer Free Writing Prospectus correcting such untrue statement or omission or alleged untrue statement or omission if the Company or the Guarantor had furnished prior to the Applicable Time copies of such amended or supplemented Pricing Prospectus or Issuer Free Writing Prospectus to such Reselling Purchaser.

Each Reselling Purchaser agrees to indemnify and hold harmless the Company and the Guarantor, their directors, their officers who sign the Registration Statement and any person controlling the Company or the Guarantor to the same extent as the foregoing indemnity from the Company and the Guarantor to each Reselling Purchaser, but only with reference to information relating to such Reselling Purchaser furnished in writing by such Reselling Purchaser expressly for use in the Registration Statement, any preliminary prospectus, the Pricing Prospectus, the Prospectus, or any Issuer Free Writing Prospectus.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such other person (the “indemnified party”) shall promptly notify the person or persons against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Reselling Purchaser in the case of parties indemnified pursuant to the second preceding paragraph and by the Company or the Guarantor in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in this Article VI is unavailable to an indemnified party other than as a result of the proviso to the second paragraph of Article VI or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Reselling Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Reselling Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Reselling Purchaser on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total commissions, if any, received by the Reselling Purchaser in respect thereof. If there are no commissions allowed or paid by the Company or the Guarantor to the Reselling Purchaser in respect of the Offered Securities, the relative benefits received by the Reselling Purchaser in the preceding sentence shall be the difference between the price received by such Reselling Purchaser upon resale of the Offered Securities and the price paid for such Offered Securities pursuant to the Purchase Agreement. The relative fault of the Company and the Guarantor on the one hand and of the Reselling Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Reselling Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantor and the Reselling Purchaser agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, no Reselling Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities resold to the public by such Reselling Purchaser were offered to the public exceeds the amount of any damages which such Reselling Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company and the Guarantor in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Reselling Purchaser or on behalf of any Reselling Purchaser or any person controlling any Reselling Purchaser and (iii) acceptance of and payment for any of the Offered Securities.

The Guarantor agrees that any legal suit, action or proceeding brought by any Reselling Purchaser to enforce the indemnity agreements contained in this Article VI may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Guarantor has designated and appointed BP America Inc. (or any successor corporation) as the Guarantor’s authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at 667 Madison Avenue, 22nd Floor, New York, New York, 10021, attention of the General Counsel (or such other address in the Borough of Manhattan, The City of New York, as the Guarantor may designate by written notice to you) and written notice of said service to the Guarantor, mailed or delivered to it, at 1 St James’s Square, London SW1Y 4PD, England, attention of the Company Secretary, shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Guarantor, whether or not the Guarantor shall then be doing, or at any time shall have done, business within the State of New York, and any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service. Said designation and appointment shall be irrevocable until the principal of and interest on the Offered Securities and all other sums owing by the Company or the Guarantor to holders of the Offered Securities in accordance with the provisions of the Offered Securities and the Indenture have been paid in full by the Company or the Guarantor in accordance with the provisions thereof. The Guarantor agrees to take all action as may be necessary to continue the designation and appointment of BP America Inc. or any successor corporation in full force and effect so that the Guarantor shall at all times have an agent for service of process for the above purposes in the Borough of Manhattan, The City of New York, New York, United States of America.

VII.

This Agreement shall be subject to termination in the absolute discretion of any Reselling Purchaser, by notice given to the Company and the Guarantor, if prior to the Closing Date (i) trading in securities generally or trading in the Guarantor’s securities on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services within the United States shall have occurred or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of such Reselling Purchaser, impracticable to resell the Offered Securities.

VIII.

If this Agreement shall be terminated by the Purchaser because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company or the Guarantor will reimburse the Purchaser for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by such Purchaser in connection with the Offered Securities.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT A

OPINION OF COUNSEL TO THE COMPANY

A-1

Opinion of Sullivan & Cromwell LLP:

Ladies and Gentlemen:

In connection with the purchases today by you pursuant to the Purchase Agreement, dated                      (the “Purchase Agreement”), among [Name of Issuer], a corporation organized under the laws of                      (the “Company”), BP p.l.c., a corporation organized under the laws of England and Wales (“BP”), and you, of $             principal amount of the Company’s         % Guaranteed Notes due                      (the “Securities”) issued pursuant to the Indenture, dated as of                      (the “Base Indenture”), among the Company, BP and JPMorgan Chase Bank, as Trustee (the “Trustee”), as supplemented by the              Supplemental Indenture, dated as of                      (the “             Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), we, as United States counsel for the Company and BP, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) Assuming that the Indenture has been duly authorized, executed and delivered by the Company and BP, the Indenture constitutes a valid and legally binding obligation of the Company and BP enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act of 1939.

(2) Assuming that the Securities have been duly authorized, the Securities will, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you pursuant to the Purchase Agreement, constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3) Assuming that the guarantees of BP endorsed on the Securities (the “Guarantees”) have been duly authorized, executed and delivered by BP, upon due execution, authentication and delivery of the Securities, the Guarantees will constitute valid and legally binding obligations of BP enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4) The execution and delivery of the Purchase Agreement by the Company and BP, the execution and delivery of the Indenture by the Company and BP and the issuance of the Securities in accordance with the Indenture and the execution of the Guarantees by BP and the sale of the Securities by the Company to you pursuant to the Purchase Agreement do not violate any Federal law of the United States or law of the State of New York; provided, however, that, for the purpose of this paragraph (4), we express no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws, the Employment Retirement Income Security Act of 1974 and related laws, and laws that restrict transactions between United States persons and citizens or residents of certain foreign countries or specially designated nationals and organizations.

(5) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or BP under the Federal laws of the United States and the laws of the State of New York for the execution of the Indenture by the Company or BP, the issuance of the Securities in accordance with the Indenture and the execution of the Guarantees by BP and sale of the Securities by the Company to you pursuant to the Purchase Agreement have been obtained or made; provided, however, that for the purpose of this paragraph (5), we express no opinion with respect to state securities laws.

(6) The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

With your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company and BP and other sources believed by us to be responsible, and we have assumed that each of the Company and BP has been duly organized and is an existing corporation in good standing under the laws of England and Wales, that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities and the Guarantees conform to the specimens thereof examined by us, that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

[Disclosure Letter]

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Act”) and offering of $             principal amount of                      Guaranteed Notes due                      (, the “Securities”) of [Name of Issuer], a corporation organized under the laws of [Jurisdiction of Incorporation] (the “Company”), and the related guarantees thereof by BP p.l.c., a corporation organized under the laws of England and Wales (“BP”). The Registration Statement was filed on Form F-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus dated                      (the “Basic Prospectus”), as supplemented by the Prospectus Supplement dated                      (the “Prospectus Supplement”). The Basic Prospectus as so supplemented does not necessarily contain a current description of the Company’s and BP’s business and affairs since, pursuant to Form F-3, it incorporates by reference certain documents filed with the Commission which contain information as of various dates.

As United States counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus and the Prospectus Supplement and the documents listed in Schedule A (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package “) and participated in discussions with your representatives and those of the Company and BP and their accountants.

On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form F-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Act, we confirm to you that, in our opinion, each part of the Registration Statement, when such part became effective, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Act, the Trust Indenture Act of 1939, and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(a) any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

A-2

(b) the Pricing Disclosure Package, as of [__:00] [A/P].M. on             , __, 200_ (which you have informed us is prior to the time of the first sale of the Securities by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus or the Prospectus Supplement except for those made under the caption “Description of Debt Securities and Guarantees” in the Basic Prospectus and under the captions “Description of Notes” and “Underwriting” in the Prospectus Supplement insofar as they relate to provisions of documents therein described. Also, we do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement, the Basic Prospectus or the Prospectus Supplement, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued.

This letter is furnished by us, as United States counsel to the Company, to you, as Representative of the Purchasers, solely for the benefit of the Purchasers in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

In the case of an issuance by a United States issuer you shall receive the following opinion of the internal counsel to the Company:

Ladies and Gentlemen:

I have advised BP Capital Markets America Inc. (the “Company”), a Delaware corporation, in connection with its issuance of $             principal amount of         % Guaranteed Notes due                        (the “Notes”). In order to render the opinions set forth below, I have examined the following documents:

(a)	the Certificate of Incorporation and by-laws of the Company;

(b)	the relevant books and records of the Company, including resolutions of its board of directors;

(c)	A copy of the F-3 registration statement number 333-110203-04 dated (the “Registration Statement”), incorporating the Prospectus dated (the “Basic Prospectus”) together with the Prospectus Supplement dated (together, the “Prospectus”) and the documents listed in Schedule A (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”);

(d)	A copy of the Purchase Agreement dated as of and the Purchase Agreement Standard Provisions (2006 Edition) incorporated by reference therein (the “Purchase Agreement”), made between the Company, BP p.l.c. (the “Guarantor”) and (the “Purchaser”);

(e)	A copy of the Indenture, dated as of , (the “Base Indenture”), among the Company, the Guarantor and as trustee (the “Trustee”), as supplemented by the Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) relating to the issuance of the Notes; and

(f)	the form of the certificate representing the Notes.

I have also examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such other agreements, instruments, public records, records of corporate proceedings, certificates of governmental officials and corporate officers and other documents and assurances and have considered such questions of law and examined such statutes and regulations as I have considered necessary or appropriate for the purposes of this opinion.

In my examinations, I have assumed the accuracy of all certificates, the authenticity of all documents submitted to me as originals and the completeness and conformity to the originals of all documents submitted to me as certified or conformed copies, photocopies or facsimiles and the authenticity of the originals of such copies. I have assumed the genuineness of all signatures thereon or on the originals thereof and that such documents are within the capacity and powers of, and have been duly authorized [sic], executed and delivered by, and are valid and binding upon, each party other than the Company.

Based upon the foregoing and subject to the qualifications set forth below, I am of the opinion that:

(i)	the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware;

(ii)	the Purchase Agreement and the Indenture have been duly authorized, executed and delivered by the Company;

(iii)	the Notes have been duly authorized by the Company;

(iv)	the execution and delivery of the Purchase Agreement and the Indenture by the Company and the performance of the terms and provisions thereof and the issuance of the Notes in accordance with the Indenture and sale of the Notes by the Company to the Purchaser pursuant to the Purchase Agreement do not, and will not, conflict with or result in a breach of any of the current terms or provisions of the General Corporation Law of the State of Delaware, or the Certificate of Incorporation and the by-laws of the Company or any of the terms or provisions of any indenture, mortgage or any agreement or instrument known to me by which the Company is bound;

(v)	no consent, approval, authorization or order of, or filing with, any authority under the General Corporation Law of the State of Delaware is legally required by the Company for the execution of the Indenture or the Purchase Agreement and the performance of the terms and provisions thereof or the issuance of the Notes in accordance with the Indenture and the sale of the Notes by the Company to the Purchaser pursuant to the Purchase Agreement; and

(vi)	I do not believe that the Registration Statement, as of its effective date, or the Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. However, I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus except for those made under the caption “Description of Debt Securities and Guarantees” insofar as they relate to provisions of documents therein described; and I do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement and the Prospectus, or as to the statement of the eligibility and qualification of the Trustee under the Indenture.

This opinion is addressed to the Purchaser on the understanding that it may transmit copies thereof to the Trustee under the Indenture who may rely upon it in connection with the issue and sale of the Notes as if it had been addressed and transmitted directly to it, but to no other person and for no other purpose. This opinion may not be quoted or referred to in any public document or filed with any government agency or other person without my express written consent. This opinion is given at the date hereof and I disclaim any obligation or undertaking to advise any person of any change in law or fact which may come to my attention after the date hereof.

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In the case of an issuance by a Canadian issuer you shall receive the following opinion of the internal counsel to the Company:

Dear Sirs:

I am Senior Legal Counsel of BP Canada Energy Company and I have advised BP Canada Finance Company (“BP Canada”), a company incorporated under the laws of Nova Scotia, in connection with the registration under the United States Securities Act of 1933, as amended (the “Act”), pursuant to a shelf registration statement on Form F-3, and in particular, the issuance by BP Canada of US $             principal amount of         % guaranteed notes due                      (the “Offered Securities”). In order to render the opinion set forth below, I have examined the following documents:

(a)	the Memorandum and Articles of Association of BP Canada;

(b)	the relevant books and records of BP Canada, including resolutions of its sole director;

(c)	the Form F-3 dated , the Pre-effective Amendment No. dated , the prospectus dated (the “Basic Prospectus”) and the Prospectus Supplement and prospectus dated (collectively, the “Registration Statement”) relating to the offering of Offered Securities and the documents listed in Schedule A (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package “);

(d)	the indenture dated (the “Indenture”) (the “Base Indenture”) among BP Canada, BP p.l.c. (“BP”) and , as trustee, (the “Trustee”) as supplemented by the Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) relating to the issuance of Securities;

(e)	the purchase agreement dated and the Purchase Agreement Standard Provisions (2006 Edition) incorporated by reference therein (the “Purchase Agreement”) among BP Canada, BP and (the “Purchaser”);

(f)	the form of the certificate representing the Offered Securities;

(g)	a certificate dated the date hereof of the Secretary of BP Canada; and

(h)	the order (the “Order”) of the Alberta Securities Commission dated .

I have also examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such other agreements, instruments, public records, records of corporate proceedings, certificates of governmental officials and corporate officers and other documents and assurances and have considered such questions of law and examined such statutes and regulations as I have considered necessary or appropriate for the purposes of this opinion.

In my examinations, I have assumed the accuracy of all certificates, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the completeness and conformity to the originals of all documents submitted to me as certified or conformed copies, photocopies or facsimiles and the authenticity of the originals of such copies. For purposes of this opinion, I have assumed that all relevant documents:

(a)	are within the capacity and powers of, and have been validly authorized, executed and delivered by, each party thereto other than BP Canada;

(b)	are legal, valid, binding and enforceable on each party (other than BP Canada) under English and New York laws; and

(c)	have been executed in the same form as that examined by me for the purposes of this opinion.

I have further assumed that all conditions or actions to be satisfied, met or completed by parties other than BP Canada prior to or in connection with the issuance of the Offered Securities by BP Canada under the Registration Statement have been met or complied with. I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the applicable prospectus supplement except for those made under the caption “Description of Debt Securities and Guarantees” insofar as they relate to provisions of documents therein described and I do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the applicable prospectus supplement, the statement of the eligibility of the Trustee under the Indenture or any matter relating to the Guarantee.

In rendering this opinion I have, with your approval, relied as to all matters governed by the laws of the United States or the State of New York upon the opinion of Sullivan & Cromwell, U.S. counsel to BP and BP Canada, which opinion is being released to you contemporaneously with this opinion.

Except for reliance on the opinions noted above, this opinion is limited to the laws of the provinces of Nova Scotia and Alberta and the laws of Canada applicable therein. I wish to point out that I am a member of the Law Society of Alberta and do not hold myself out as an expert in the laws of other provinces.

Based and relying on the foregoing and subject to the qualifications set forth below, I am of the opinion that:

(i)	BP Canada has been duly incorporated and is an existing company under the laws of Nova Scotia;

(ii)	the Purchase Agreement and the Indenture have been duly authorized, executed and delivered by BP Canada and the Indenture constitutes a valid and legally binding obligation of BP Canada;

(iii)	the Offered Securities have been duly authorized and, when executed in accordance with the terms of the Indenture and authenticated and delivered to and paid for by the Purchaser pursuant to the Purchase Agreement, will constitute valid and legally binding obligations of BP Canada;

(iv)	the execution and delivery of the Purchase Agreement and the Indenture by BP Canada and the performance of the terms and provisions thereof and the issuance of the Offered Securities in accordance with the Indenture and the order and sale of the Offered Securities by BP Canada to the Purchaser pursuant to the Purchase Agreement do not, and will not, conflict with or result in a breach of any of the current laws of Alberta or Nova Scotia or the Memorandum or Articles of Association of BP Canada or any of the terms or provisions of any indenture, mortgage or other agreement or instrument known to me by which BP Canada is bound;

(v)	provided the Offered Securities are not sold to Canadian residents or in Canada and are sold in compliance with the order, no consent, approval, authorization or order of, or filing with, any regulatory authority in Canada is legally required by BP Canada for the execution of the Indenture or the Purchase Agreement and the performance of the terms and provisions thereof or the issuance of the Offered Securities in accordance with the Indenture and sale of the Offered Securities by BP Canada to the Purchaser pursuant to the Purchase Agreement;

(vi)	a court of competent jurisdiction in the Province of Alberta (a “Canadian Court”) would give effect to the choice of New York law as the proper law governing the Indenture, the Purchase Agreement and the Offered Securities, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public policy, as that term is currently applied by a Canadian Court. To my knowledge, there are no reasons under the laws of the Province of Alberta or the federal laws of Canada applicable therein for avoiding the choice of New York law to govern the Indenture, the Purchase Agreement and the Offered Securities.

(vii)

if the Indenture, the Purchase Agreement or the Offered Securities are sought to be enforced in the Province of Alberta in accordance with the laws applicable thereto as chosen by the parties, namely New York law, a Canadian Court would, subject to paragraph (vi) above and to the extent specifically pleaded and proved as a fact by expert evidence, apply such law to all issues that under the conflict of laws rules of the Province of Alberta are to be determined in accordance with the proper law of a contract, provided that none of the provisions of the Indenture, the Purchase Agreement or the Offered Securities, or of New York law, are contrary to public policy as that term is currently applied by a Canadian Court; provided that there has been no prior judgement [sic] which supports a valid defence of res judicata; and provided that, in matters of procedure, the laws of the Province of Alberta will be applied, including the Limitations Act (Alberta), and a Canadian Court will retain discretion to decline to hear such action if it is contrary to public policy, as that term is currently applied by a Canadian Court, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere. To my knowledge, there are no reasons under the laws of the Province of

Alberta or the federal laws of Canada applicable therein and no reasons, to my knowledge, with respect to the application of New York law by a Canadian Court, for avoiding enforcement of the Indenture, the Purchase Agreement or the Offered Securities, based on public policy, as that term is currently applied by a Canadian Court;

(viii)	in an action on a final and conclusive judgment for a fixed sum of money of any federal or state court in the Borough of Manhattan, The City of New York, New York (a “New York Court”) that is not impeachable as void or voidable under New York law, a Canadian Court (A) would not refuse to recognize the jurisdiction of the court rendering such judgment on the basis of process being served on BP America Inc., as the agent of BP Canada to receive service of process in the United States under the Indenture and the Purchase Agreement, provided BP Canada has not purported to revoke the appointment or BP America Inc. has not terminated the agency or otherwise rendered service on it ineffective and (B) would give effect to the provisions in the Indenture and the Purchase Agreement whereby BP Canada submits to the non-exclusive jurisdiction of a New York Court;

(ix)	the laws of the Province of Alberta and the federal laws of Canada applicable therein permit an action to be brought in a Canadian Court on a final and conclusive judgment in personam for a fixed sum of money of a New York Court that is subsisting and unsatisfied respecting the enforcement of the Indenture, the Purchase Agreement or the Offered Securities that is not impeachable as void or voidable under New York law for a sum certain if (A) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy as such term is applied by a Canadian Court, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada); (B) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws or other laws of a public nature; (C) the action to enforce such judgment is commenced within applicable limitation periods; (D) a court rendering such judgment had jurisdiction over BP Canada as recognized by the courts of the Province of Alberta (submission under the provisions of the Indenture, the Purchase Agreement and the Offered Securities to the jurisdiction of a New York Court will be sufficient for this purpose) and BP Canada was properly served in the action leading to such judgment; and (E) no new admissible evidence relevant to the action is discovered prior to rendering of judgment by the court in the Province of Alberta. In my opinion, there are no reasons under the laws of the Province of Alberta or the federal laws of Canada applicable therein for avoiding recognition of judgments of a New York Court under the Indenture, the Purchase Agreement of the Offered Securities based on public policy, as that term is currently applied by a Canadian Court; and

(x)	the disclosure in the Registration Statement under the caption “Tax Considerations – Canadian Taxation” is accurate as to matters of Canadian income tax law.

My opinions expressed above are subject to the following:

(a)	the effects of any applicable bankruptcy, winding-up, liquidation, insolvency, fraudulent preference, re-organization, moratorium or any other laws affecting the enforcement of creditors’ rights and remedies generally, including, without limitation, the applicable provisions of the Bankruptcy and Insolvency Act (Canada), Winding-Up and Restructuring Act (Canada) and the Companies’ Creditors Arrangement Act (Canada);

(b)	general principles of equity which may apply to any proceeding including, without limitation, the powers of the court to stay proceedings before them, to stay the execution of judgments and to relieve from the consequences of default and the discretion of a court to review or limit the recovery of legal fees or other expenses;

(c)	equitable remedies, such as specific performance and injunctive relief, may only be available in the discretion of the court and accordingly may not be available as a remedy in any particular circumstance;

(d)	claims becoming barred under laws regarding limitation of actions;

(e)	the Judgment Interest Act (Alberta) limits interest on a judgment debt;

(f)	the Currency Act (Canada) precludes a court in Canada from giving a judgment in any currency other than Canadian currency;

(g)	I express no opinion on any provision governing the Offered Securities which may provide or have the effect of providing for a higher rate of interest after than before default or for the payment of rates and/or fees which may exceed the “criminal interest rate” provisions of the Criminal Code (Canada); and

(h)	enforceability of rights of indemnity may be limited to the extent that any such indemnity is found by a court to indemnify a party against the consequences of an unlawful act or is found to constitute a penalty or be against public policy.

This opinion is addressed to the Purchaser on the understanding that it may transmit copies thereof to the trustee under the Indenture who may rely upon it in connection with the issue and sale of the Offered Securities as if it had been addressed and transmitted directly to it, but to no other person and for no other purpose. This opinion may not be quoted or referred to in any public document or filed with any government agency or other person without my express written consent. This opinion is given at the date hereof and I disclaim any obligation or undertaking to advise any person of any change in law or fact which may come to my attention after the date hereof.

Yours truly,

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In the case of an issuance by a U.K. issuer you shall receive the following opinion of the internal counsel to the Company:

Ladies and Gentlemen,

I am the Group General Counsel of BP p.l.c. (“BP”), a company organised under the laws of England and Wales and as such I am generally familiar with the Memorandum and Articles of Association of that company and of BP Capital Markets p.l.c. (“BPCM”), a company also organised under the laws of England and Wales, and the corporate history and business of BP and BPCM.

I have advised BP and BPCM in connection with the issue by BPCM of US$                     % Guaranteed Notes due                      (the “Notes”) which are to be unconditionally guaranteed as to payment of principal and interest by BP. In relation thereto I have examined the following documents:

1. A copy of the F-3 registration statement number 333-110203 dated                      (the “Registration Statement”), incorporating the Prospectus dated                      (the “Basic Prospectus”) together with the Prospectus Supplement dated                      (the “Prospectus Supplement”) and the documents listed in Schedule A (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”).

2. A copy of the Purchase Agreement dated as of                      and the Purchase Agreement Standard Provisions (2006 Edition) incorporated by reference therein (the “Purchase Agreement”), made between BPCM, BP and                      (the “Underwriter”).

3. A copy of an Indenture, dated as of                     , among BPCM, BP and                      as Trustee (the “Trustee”) (the “Base Indenture”), as supplemented by a                      Supplemental Indenture, dated as of                     , (the “             Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among BPCM, BP and the Trustee, pursuant to which the Notes are to be issued and incorporating the Guarantees to be provided by BP in relation thereto (the “Guarantees”).

4. A Certificate dated hereof of the Deputy Company Secretary of BP (the “BP Secretary’s Certificate”) and a Certificate dated the date hereof of the Assistant Company Secretary of BPCM (the “BPCM Secretary’s Certificate”) (together, the “Secretaries’ Certificates”).

This opinion letter is being released to you contemporaneously with an opinion letter of Sullivan & Cromwell LLP, US counsel for BP and BPCM, which letter I rely upon to the extent stated below.

I have made no investigation of the laws of any country other than England, and my opinion is confined to matters of English law. English law will in my opinion recognise the laws of the State of New York as the proper law governing the Purchase Agreement, the Indenture, the Notes and the Guarantees endorsed thereon and to the extent that my opinion thus involves matters governed by the laws of the United States of America or the State of New York, I have relied exclusively on the above-mentioned opinion of Sullivan & Cromwell LLP. I have satisfied myself that the Secretaries’ Certificates referred to above bear the true signature of the Deputy Company Secretary of BP and as the case may be of the Assistant Company Secretary of BPCM but, in relation to the documents referred to above, I have assumed the genuineness of all signatures thereon or on the originals thereof and the conformity to the original documents of all copy or specimen documents. I have further assumed that such documents are within the capacity and powers of, and have been duly authorised, executed and delivered by, and are valid and binding upon, each party other than BP or BPCM. I have relied upon each of the Secretaries’ Certificates as to the matters therein ce rtified. I have made such official searches and enquiries of the responsible officers of BP and BPCM as appeared to me appropriate for the purpose of this opinion letter.

Based upon and subject to the foregoing and having regard to such legal considerations as I deem relevant and subject as hereinafter provided, I am of the opinion that insofar as the present laws of England are concerned:

(i) BP and BPCM have been duly incorporated and each are validly existing as companies under the laws of England and Wales;

(ii) The Purchase Agreement, the Indenture, the Guarantees and the execution thereof have been duly authorised by BP; the Guarantees have been duly executed and delivered by BP and, upon the due execution, authentication and delivery of the Notes by BPCM, such Guarantees will be valid, binding and enforceable obligations of BP, subject as stated below in relation to enforcement; the Purchase Agreement and the Indenture have been duly executed and delivered by BP and constitute valid, binding and enforceable obligations of BP, subject as stated below in relation to enforcement;

(iii) The Purchase Agreement, the Indenture, and the execution thereof have been duly authorised by BPCM; the Purchase Agreement and the Indenture have been duly executed and delivered by BPCM and constitute valid, binding and enforceable obligations of BPCM, subject as stated below in relation to enforcement;

(iv) The Notes have been duly authorised and executed by BPCM and, when authenticated and delivered to and paid for by the Underwriter pursuant to the Purchase Agreement, will constitute valid and legally binding obligations of BPCM;

(v) The execution and delivery of the Purchase Agreement, the Indenture and the Guarantees by BP and the performance of the terms and provisions thereof do not, and will not, conflict with or result in a breach of any of the current terms or provisions of any law of England, or of the Memorandum of Association or the Articles of Association of BP or any of the terms or provisions of any indenture, mortgage or any agreement or instrument known to me by which BP is bound, except that I express no opinion as to compliance or otherwise with the financial limitations on borrowings or the giving of guarantees by BP contained therein;

(vi) The execution and delivery of the Purchase Agreement and the Indenture by BPCM and the performance of the terms and provisions thereof and the issuance of the Notes in accordance with the Indenture and sale of the Notes by the Company to the Underwriter pursuant to the Purchase Agreement do not, and will not, conflict with or result in a breach of any of the current terms or provisions of any law of England, or of the Memorandum of Association or the Articles of Association of BPCM or any of the terms or provisions of any indenture, mortgage or any agreement or instrument known to me by which BPCM is bound;

(vi) No consent, approval, authorisation or order of, or filing with any authority in the United Kingdom is legally required by either of BP or BPCM for the execution of the Indenture, or the Purchase Agreement, and, in the case of the Guarantees, by BP or for the performance of the terms and provisions thereof or the issuance of the Notes in accordance with the Indenture and the sale of the Notes by BPCM to the Underwriter pursuant to the Purchase Agreement;

(vii) The submission to jurisdiction and consent to service of process contained in the Purchase Agreement and the Indenture are, under the laws of England, valid and sufficient, if notice is duly given to BP or where appropriate, BPCM as provided therein, to confer personal jurisdiction over BP or BPCM in respect of any Iegal suit, action or proceeding brought by the Underwriter to enforce the indemnity agreements contained in Article VI of the Purchase Agreement Standard Provisions (2006 Edition) or any legal suit, action or proceeding brought under the Indenture or with respect to the Notes instituted in any State or Federal court in the Borough of Manhattan, The City of New York, the State of New York, United States of America, and, under the laws of England currently in force and under current practice in England as of the date hereof, any final and conclusive judgment rendered in any such action or proceeding (a “United States judgment”) would subject as hereinafter stated be enforced by the English courts without a retrial or re-examination of the matters thereby adjudicated upon;

(ix) The Guarantees rank equally and ratably, without priority by reason of date of issue, currency of payment or otherwise, with all other unsecured and unsubordinated Debt (as defined in the Indenture) of BP outstanding at the date hereof (except on a winding-up, or in a receivership, for certain claims which are accorded priority by or pursuant to statute in the United Kingdom); and

(x) I do not believe that the Registration Statement, as of its effective date, the Prospectus Supplement as of its date, the Pricing Disclosure Package, as of [    :00] [A/P].M. on                     ,     , 200   (which you have informed us is prior to the time of the first sale of the Securities by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. However, I do not assume any responsibility for the accuracy, complete-ness or fairness of the statements in the Registration Statement or the Prospectus Supplement except for those made under the section headed “Description of Debt Securities and Guarantees” to the extent that they relate to provisions of documents described therein, provided that I express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus Supplement, or as to the statement of eligibility and qualification of the Trustee under the Indenture.

As used in the foregoing opinion, the term “enforceable” means that the obligations assumed by the relevant party under the relevant document are of a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms, In particular:

(a) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

(b) enforcement may be limited by general principles of equity – for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

(c) claims may become barred under the Limitation Acts or may be or become subject to defences of set-offs or counterclaim;

(d) where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal or contrary to public policy under the laws of that jurisdiction.

Such opinion is subject to the additional conditions that (a) a United States judgment would not be enforced by the English courts without a retrial or re-examination if the English courts were satisfied that such judgment was obtained by fraud or in a manner opposed to natural justice or if the enforcement thereof were contrary to United Kingdom public policy; and (b) in any proceedings to enforce in an English court a foreign judgment (including a United States judgment) it is open to the defendant to raise any counterclaim which he could have brought in England unless the subject of the counterclaim was in issue and decided in the foreign proceedings.

This opinion is also subject to the following qualifications: (i) an English court may refuse to give effect to the provisions of the indemnity agreements contained in, inter alia, Sections              and              of the Indenture and Article VI of the Purchase Agreement Standard Provisions (2006 Edition) in respect of the costs of unsuccessful litigation brought before an English court or where the court itself has made an order for costs; and (ii) any certificate or determination of any party to the Purchase Agreement, the Indenture or, as the case may be, the Guarantees as to any matter provided for in such deed or document might not be held by an English court to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error. This opinion is addressed to the Underwriter on the understanding that it may transmit copies to the Trustee, who may rely upon it in connection with the issue and sale of the Notes as if it had been addressed and transmitted directly to the Trustee, but to no other person and for no other purpose. It may not be quoted or referred to in any public document or filed with any government agency or other person without my consent.

Yours faithfully,

EXHIBIT B

OPINION OF COUNSEL TO THE GUARANTOR

B-1

In the case of an issuance by a Canadian or United States issuer you shall receive the following opinion of the Group General Counsel of the Guarantor:

I am the Group General Counsel of BP p.l.c. (“BP”), a company organised under the laws of England and Wales and as such I am generally familiar with the Memorandum and Articles of Association of BP and the corporate history and business of BP.

I have advised BP in connection with the issue by BP Capital Markets America Inc. (the “Issuer”) of $                     % Guaranteed Notes due                      (the “Notes”) which are to be unconditionally guaranteed as to payment of principal and interest by BP. In relation thereto I have examined the following documents.

1.	A copy of the F-3 registration statement number 333-110203 dated (the “Registration Statement”), incorporating the Prospectus dated (the “Basic Prospectus”) together with the Prospectus Supplement dated (the “Prospectus Supplement”) and the documents listed in Schedule A (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”).

2.	A copy of the Purchase Agreement dated as of and the Purchase Agreement Standard Provisions (2006 Edition) incorporated by reference therein (the “Purchase Agreement”), made between the Issuer, BP and (the “Underwriter”).

3.	A copy of an Indenture, dated as of , among the Issuer, BP and as Trustee (the “Trustee”) (the “Base Indenture”), as supplemented by a Supplemental Indenture, dated as of , (the “ Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among BPCM, BP and the Trustee, pursuant to which the Notes are to be issued and incorporating the Guarantees to be provided by BP in relation thereto (the “Guarantees”).

4.	A Certificate dated the date hereof of the Deputy Company Secretary of BP (the “BP Secretary’s Certificate”).

This opinion letter is being released to you contemporaneously with an opinion letter of Sullivan & Cromwell LLP, US counsel for BP and the Issuer, which letter I rely upon to the extent stated below.

I have made no investigation of the laws of any country other than England, and my opinion is confined to matters of English law. English law will in my opinion recognise the laws of the State of New York as the proper law governing the Purchase Agreement, the Indenture and the Guarantees endorsed thereon and to the extent that my opinion thus involves matters governed by the laws of the United States of America or the State of New York, I have relied exclusively on the above-mentioned opinion of Sullivan & Cromwell LLP. I have satisfied myself that the BP Secretary’s Certificate referred to above bears the true signature of the Deputy Company Secretary of BP but, in relation to the documents referred to above, I have assumed the genuineness of all signatures thereon or on the originals thereof and the conformity to the original documents of all copy or specimen documents. I have further assumed that such documents are within the capacity and powers of, and have been duly authorised, executed and delivered by, and are valid and binding upon, each party other than BP.

I have relied upon the BP Secretary’s Certificate as to the matters therein certified. I have made such official searches and enquiries of the responsible officers of BP as appeared to me appropriate for the purpose of this opinion letter.

Based upon and subject to the foregoing and having regard to such legal considerations as I deem relevant and subject as hereinafter provided, I am of the opinion that insofar as the present laws of England are concerned:

(i)	BP has been duly incorporated and is validly existing as a company under the laws of England and Wales;

(ii)	The Purchase Agreement, the Indenture, the Guarantees and the execution thereof have been duly authorised by BP; the Guarantees have been duly executed and delivered by BP and, upon the due execution, authentication and delivery of the Notes by the Issuer, such Guarantees will be valid, binding and enforceable obligations of BP, subject to the paragraphs set out below which relate to enforcement; the Purchase Agreement and the Indenture have been duly executed and delivered by BP and the Indenture constitutes a valid, binding and enforceable obligation of BP, subject to the paragraphs set out below which relate to enforcement;

(iii)	The execution and delivery of the Purchase Agreement, the Indenture and the Guarantees by BP and the performance of the terms and provisions thereof do not, and will not, conflict with or result in a breach of any of the current terms or provisions of any law of England, or of the Memorandum of Association or the Articles of Association of BP or any of the terms or provisions of any indenture, mortgage or any agreement or instrument known to me by which BP is bound, except that I express no opinion as to compliance or otherwise with the financial limitations on borrowings or the giving of guarantees by BP contained therein;

(iv)	No consent, approval, authorisation or order of, or filing with any authority in the United Kingdom is legally required by BP for the execution by BP of the Indenture, the Purchase Agreement, or the Guarantees, or for the performance of the terms and provisions thereof;

(v)	The submission to jurisdiction and consent to service of process contained in the Purchase Agreement and the Indenture are, under the laws of England, valid and sufficient, if notice is duly given to BP as provided therein, to confer personal jurisdiction over BP in respect of any legal suit, action or proceeding brought by the Underwriter to enforce the indemnity agreements contained in Article VI of the Purchase Agreement Standard Provisions (2006 Edition) or any legal suit, action or proceeding brought under the Indenture instituted in any State or Federal court in the Borough of Manhattan, The City of New York, the State of New York, United States of America, and, under the laws of England currently in force and under current practice in England as of the date hereof, any final and conclusive judgment rendered in any such action or proceeding (“United States judgment”) would be enforced by the English courts without a retrial or re-examination of the matters thereby adjudicated upon;

(vi)	The Guarantees rank equally and ratably, without priority by reason of date of issue, currency of payment or otherwise, with all other unsecured and unsubordinated Debt (as defined in the Indenture) of BP outstanding at the date hereof (except on a winding-up, or in a receivership, for certain claims which are accorded priority by or pursuant to statute in the United Kingdom); and

(vii)

I do not believe that the Registration Statement, as of its effective date, the Prospectus Supplement as of its date, or the Pricing Disclosure Package, as of [    :00] [A/P].M. on             ,     , 200_ (which you have informed us is prior to the time of the first sale of the Securities by any Underwriter), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. However, I do not assume any responsibility for the accuracy, completeness or fairness of the statements in the Registration Statement or the Prospectus Supplement except for those made under the section headed “Description of Debt Securities and Guarantees” to the extent that they relate to provisions of documents described therein, provided that I express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus Supplement, or as to the statement of eligibility and qualification of the Trustee under the Indenture.

As used in the foregoing opinion, the term “enforceable” means that the obligations assumed by the relevant party under the relevant document are of a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity—for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

(c)	claims may become barred under the Limitation Acts or may be or become subject to defences of set-off or counterclaim;

(d)	where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal or contrary to public policy under the laws of that jurisdiction.

Such opinion is subject to the additional conditions that (a) a United States judgment would not be enforced by the English courts without a retrial or re-examination if the English courts were satisfied that such judgment was obtained by fraud or in a manner opposed to natural justice or if the enforcement thereof were contrary to United Kingdom public policy; and (b) in any proceedings to enforce in an English court a foreign judgment (including a United States judgment) it is open to the defendant to raise any counterclaim which he could have brought in England unless the subject of the counterclaim was in issue and decided in the foreign proceedings.

This opinion is also subject to the following qualifications: (i) an English court may refuse to give effect to the provisions of the indemnity agreements contained in, inter alia, Sections              and              of the Indenture in respect of the costs of unsuccessful litigation brought before an English court or where the court itself has made an order for costs; and (ii) any certificate or determination of any party to the Purchase Agreement, the Indenture or, as the case may be, the Guarantees as to any matter provided for in such deed or document might not be held by an English court to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error.

This opinion is addressed to the Underwriter on the understanding that it may transmit copies to the Trustee, who may rely upon it in connection with the issue and sale of the Notes as if it had been addressed and transmitted directly to the Trustee, but to no other person and for no other purpose. It may not be quoted or referred to in any public document or filed with any government agency or other person without my consent.

Yours faithfully,

B-2

In the case of an issuance by the U.K. issuer the opinion of the counsel to the guarantor shall be covered in the opinion of the internal counsel to the Company.

EXHIBIT C

LETTER OF INDEPENDENT AUDITORS

The letter of the independent auditors for the Guarantor, to be delivered pursuant to Article IV, paragraph (f) of the document entitled Purchase Agreement Standard Provisions (2006 Edition) (the “Standard Provisions”) shall be to the effect that:

(i) such auditors are independent registered public accountants with respect to the Guarantor within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934,as amended (the “Exchange Act”) and the applicable published rules and regulations thereunder;

(ii) in the opinion of such auditors, the consolidated financial statements and schedules included in the Annual Report on Form 20-F of the Guarantor most recently filed with the Securities and Exchange Commission (the “Annual Report”) comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 and the published rules and regulations thereunder;

(iii) nothing has come to the attention of such auditors, as a result of specified procedures not constituting an audit, that caused them to believe

(A) that the unaudited financial statements, if any, incorporated by reference into the Registration Statement, do not comply in all material respects with the applicable accounting requirements of the Exchange Act and the applicable published rules and regulations thereunder, or that such financial statements are not stated on a basis substantially consistent with that of the audited financial statements referred to above, or

(B) that, except as set forth in such letter or disclosed in the Registration Statement, there was any change in the Capital Shares account of the Guarantor or any net increase in the consolidated finance debt (excluding amounts subject to repayment within one year) in excess of (pound)100 million (exclusive of foreign exchange adjustments) of the BP Group from the date of the latest balance sheet included or incorporated by reference in the registration statement to a date not more than forty-five days from the date of such letter.

C-1